Exhibit 10.3

PING IDENTITY HOLDING CORP.

OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSE; EFFECTIVE DATE; TERM

1.1                               Purpose. The purpose of this Ping Identity Holding Corp. Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its Stockholders by enabling the Company to offer Eligible Individuals stock- and cash-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Stockholders.

1.2                               Effective Date. The Plan is effective on [Date] (the “Effective Date”), which is the date of its adoption by the Board, subject to the approval of the Plan by the Stockholders in accordance with the requirements of the laws of the State of Delaware.

1.3                               Term. No Award may be granted on or after the tenth anniversary of the earlier of the Effective Date or the date of Stockholder approval of the Plan, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms will have the following meanings:

2.1                               “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade, or business which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any trade or business which directly or indirectly controls 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.2                               “Award” means any award granted under the Plan of any Stock Option, Stock Appreciation Right, Restricted Share, Performance Award, Other Share-Based Award, or Other Cash-Based Award. All Awards will be granted by, confirmed by, and subject to the terms and conditions of, a written Award Agreement executed by the Company and the Participant.

2.3                               “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4                               “Board” means the Board of Directors of the Company.

2.5                               “Business Combination” has the meaning set forth in Section 11.2(c).

2.6                               “Cause” means, as determined by the Company, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to an Eligible Employee’s or Consultant’s Separation from Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), Separation from Service due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity, repeated or material violation of any employment policy, violation or breach of any confidentiality agreement, work product agreement, or other agreement between the Participant and the Company, or materially unsatisfactory performance of the Participant’s duties to the Company or an Affiliate; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” will not apply until a change in control actually takes place and then only with regard to a Separation from Service after the change in control. Notwithstanding any foregoing term or condition of this definition of Cause, with respect to a Non-Employee Director’s Separation from Service, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7                               “Change in Control” has the meaning set forth in Section 11.2.

2.8                               “Change in Control Price” has the meaning set forth in Section 11.1.

2.9                               “Code” means the Internal Revenue Code of 1986.

2.10                        “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” will be deemed to refer to the Board for all purposes under the Plan.

2.11                        “Common Stock” means the shares of common stock, $0.001 par value per share, of the Company. Unless otherwise determined by the Committee, the Common Stock subject to any Award must constitute “service recipient stock” under Section 409A (or otherwise not subject the Award to Section 409A).

2.12                        “Company” means Ping Identity Holding Corp., a Delaware corporation, and its successors by operation of law.

2.13                        “Consultant” means any natural person who is an advisor or consultant to the Company or an Affiliate.

2.14                        “Detrimental Conduct” means, as determined by the Company, the Participant’s serious misconduct or unethical behavior, including any of the following: (a) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.); (b) any conduct by the Participant that could result in the

Participant’s Separation from Service for Cause; (c) the commission of a criminal act by the Participant, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant causing reputational harm to the Company, an Affiliate, or a client or former client of the Company or an Affiliate; (d) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (e) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (f) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or an Affiliate.

2.15                        “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Separation from Service, a permanent and total disability as defined in Code Section 22(e)(3). A Disability will only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing terms and conditions of this definition, for Awards that are subject to Section 409A, Disability means that a Participant is disabled under Section 409A.

2.16                        “Effective Date” has the meaning set forth in Section 1.2.

2.17                        “Eligible Employee” means each employee of the Company or an Affiliate.

2.18                        “Eligible Individual” means each Eligible Employee, Non-Employee Director, and Consultant who is designated by the Committee as eligible to receive an Award.

2.19                        “Exchange Act” means the Securities Exchange Act of 1934.

2.20                        “Fair Market Value” means, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which the Common Stock is then traded, (b) or if the Common Stock is not traded, listed, or otherwise reported or quoted, the Committee will determine the Fair Market Value taking into account the requirements of Section 409A. For purposes of the grant of any Award, the applicable date will be the trading day immediately prior to the date on which the Award is granted. For purposes of any Award granted in connection with the Registration Date, the Fair Market Value will be the public offering price in the initial public offering as set forth on the cover of the final prospectus. For purposes of the purchase of any Award, the applicable date will be the date a notice of purchase is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.21                        “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

2.22                        “GAAP” means generally accepted accounting principles.

2.23                        “Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries, or its Parents (if any) intended to be and designated as an “incentive stock option” within the meaning of Code Section 422.

2.24                        “Incumbent Directors” has the meaning set forth in Section 11.2(b).

2.25                        “Lead Underwriter” has the meaning set forth in Section 14.21.

2.26                        “Lock-Up Period” has the meaning set forth in Section 14.21.

2.27                        “Non-Employee Director” means a director or a member of the Board of the Company or an Affiliate who is not an active employee of the Company or an Affiliate.

2.28                        “Non-Tandem Stock Appreciation Right” means a Stock Appreciation Right representing the right to receive an amount in cash or Shares equal to the difference between (a) the Fair Market Value of a Share on the date such right is exercised, and (b) the aggregate purchase price of such right, otherwise than on surrender of a Stock Option.

2.29                        “Nonstatutory Stock Option” means any Stock Option that is not an ISO.

2.30                        “Other Cash-Based Award” means an award granted to an Eligible Individual under Section 10.3 that is payable in cash at the time or times and subject to the terms and conditions determined by the Committee.

2.31                        “Other Share-Based Award” means an award granted to an Eligible Individual under Article X that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an award valued by reference to an Affiliate.

2.32                        “Parent” means any parent corporation of the Company within the meaning of Code Section 424(e).

2.33                        “Participant” means an Eligible Individual who has been granted, and holds, an Award.

2.34                        “Performance Award” means an an award granted to an Eligible Individual under Article IX contingent upon achieving specified Performance Goals.

2.35                        “Performance Goals” means goals established by the Committee as contingencies for Awards to vest or become exercisable or distributable based on one or more of the performance criteria set forth in Exhibit A.

2.36                        “Performance Period” means the designated period during which Performance Goals must be satisfied with respect to a Performance Award.

2.37                        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a government or any branch, department, agency, political subdivision, or official thereof.

2.38                        “Plan” means this Ping Identity Holding Corp. Omnibus Incentive Plan.

2.39                        “Proceeding” has the meaning set forth in Section 14.10.

2.40                        “Reference Stock Option” has the meaning set forth in Section 7.1.

2.41                        “Registration Date” means the date on which the Company consummates the sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.42                        “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.43                        “Restricted Shares” means restricted Shares granted to an Eligible Individual under Article VIII.

2.44                        “Restriction Period” has the meaning set forth in Section 8.3(a).

2.45                        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

2.46                        “Section 409A” means Code Section 409A.

2.47                        “Securities Act” means the Securities Act of 1933.

2.48                        “Separation from Service” means, unless otherwise determined by the Committee or the Company, the termination of the applicable Participant’s employment with, and performance of services for, the Company and all Affiliates, including by reason of the fact that the Participant’s employer or other service recipient ceases to be an Affiliate of the Company. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate in a Non-Employee Director capacity or as an Eligible Employee or Consultant, as applicable, such change in status will not be considered a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates will not be considered Separations from Service. Notwithstanding the foregoing definition of Separation from Service, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” means a “separation from service” as defined under Section 409A.

2.49                        “Share” means a share of Common Stock.

2.50                        “Share Reserve” has the meaning set forth in Section 4.1.

2.51                        “Stock Appreciation Right” means a stock appreciation right granted to an Eligible Individual under Article VII.

2.52                        “Stock Option” means an option to purchase Shares granted to an Eligible Individual under Article VI.

2.53                        “Stockholder” means a stockholder of the Company.

2.54                        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Code Section 424(f).

2.55                        “Tandem Stock Appreciation Right” means a Stock Appreciation Right representing the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash or Shares equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate purchase price of such Stock Option (or such portion thereof).

2.56                        “Ten Percent Stockholder” means a Person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries, or its Parent.

2.57                        “Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition, whether for value or no value and whether voluntary or involuntary, and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate, or otherwise dispose of, whether for value or for no value and whether voluntarily or involuntarily. “Transferred” and “Transferable” have a correlative meaning under the Plan.

ARTICLE III
ADMINISTRATION

3.1                               Committee. The Plan will be administered and interpreted by the Committee. To the extent required by applicable law, rule, or regulation, it is intended that each member of the Committee will qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination will be valid despite such failure to qualify.

3.2                               Grants of Awards. The Committee will have full authority to grant, under the terms and conditions of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Performance Awards, (v) Other Share-Based Awards, and (vi) Other Cash-Based Awards. In particular, the Committee will have the authority:

(a)         to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)         to determine whether and to what extent Awards, or any combination thereof, are to be granted to one or more Eligible Individuals;

(c)          to determine the number of Shares to be covered by each Award;

(d)         to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of all Awards;

(e)          to determine the amount of cash to be covered by each Award;

(f)           to determine whether, to what extent, and under what circumstances grants of Stock Options and other Awards are to operate on a tandem basis or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)          to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock, or Restricted Shares under Section 6.4(d);

(h)         to determine whether a Stock Option is an ISO or Nonstatutory Stock Option;

(i)             to impose a “blackout” period during which Stock Options may not be exercised;

(j)            to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired upon the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition of such Award;

(k)         to modify, extend, or renew an Award, subject to Article XII and Section 6.4(l); and

(l)             solely to the extent permitted by applicable law, to determine whether, to what extent, and under what circumstances to provide loans (which may be on a recourse basis and bear interest at the rate the Committee may determine) to Participants in order to exercise Stock Options.

3.3                               Guidelines. Subject to Article XII, the Committee will have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable securities exchange rules), as it may, from time to time, deem advisable; to construe and interpret the Plan, all Awards, and all Award Agreements (and in each case any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it deems necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special terms and conditions for Persons who are residing in, or employed in, or subject to the taxes of, any domestic or foreign jurisdictions to comply with applicable tax, securities, and other laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing terms and conditions of this Section 3.3, no action of the Committee under this Section 3.3 may substantially impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan will be limited, construed, and interpreted in a manner so as to comply therewith.

3.4                               Sole Discretion; Decisions Final. Any decision, interpretation, or other action made or taken by or at the direction of the Company, the Board, or the Committee (or any of their members) arising out of or in connection with the Plan will be within the sole and absolute discretion of all and each of them, as the case may be, and will be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns and all other Persons having an interest in the Plan.

3.5                               Designation of Consultants/Liability.

(a)         The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards and execute agreements and other documents on behalf of the Committee, in each case to the extent permitted by applicable law and applicable securities exchange rules. In the event of any designation of authority hereunder, subject to applicable law, applicable securities exchange rules, and any terms and conditions imposed by the Committee in connection with such designation, such designee or designees will have the power and authority to take such actions, exercise such powers, and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b)         The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent will be paid by the Company. The Committee, its members, and any Person designated under Section 3.5(a) will not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award.

3.6                               Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company and each Affiliate and member or former member of the Committee and the Board will be indemnified and held harmless by the Company against all costs and expenses and liabilities, and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification the employees, officers, directors, or members or former officers, directors, or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or an Affiliate. Notwithstanding any other term or condition of the Plan, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to himself or herself.

ARTICLE IV
SHARE LIMITATION

4.1                               Shares.

(a)         Share Limits and Counting. The maximum number of Shares available for issuance under the Plan may not exceed 9,300,000 Shares (subject to any increase or decrease under this Section 4.1 or Section 4.2) (the “Share Reserve”). The Share Reserve may consist of authorized and unissued Shares and Shares held in or acquired for the treasury of the Company. The Share Reserve will automatically increase on each January 1 that occurs after the Effective Date, for ten years, by an amount equal to 5% of the total number of Shares outstanding on December 31 of the preceding calendar year, or a lesser number as may be determined by the Board. The maximum number of Shares with respect to which ISOs may be granted is 9,300,000 Shares. With respect to Stock Appreciation Rights settled in Shares, upon settlement, only the number of Shares delivered to a Participant will count against the Share Reserve. If any Stock Option, Stock Appreciation Right, or Other Share-Based Award expires, terminates, or is canceled for any reason without having been exercised in full, the number of Shares underlying such Award will be added back to the Share Reserve. If any Restricted Shares, Performance Awards, or Other Share-Based Awards denominated in Shares are forfeited for any reason, the number of Shares underlying such Award will be added back to the Share Reserve. Any Award settled in cash will not count against the Share Reserve. If Shares issuable upon exercise, vesting, or settlement of an Award, or Shares owned by a Participant (that are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the purchase price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan, such surrendered or tendered Shares will be added back to the Share Reserve.

(b)         Annual Non-Employee Director Award Limitation. The maximum value of Awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other compensation plan of the Company or any Affiliate during the calendar year, may not exceed $1,000,000 in total value (based on the Fair Market Value of the Shares underlying the Award as of the grant date for Restricted Shares and Other Share-Based Awards, and based on the grant date fair value for accounting purposes for Stock Options and Stock Appreciation Rights).

4.2                               Changes.

(a)         The existence of the Plan and any Awards will not affect in any way the right or power of the Board, the Committee, or the Stockholders to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

(b)         Subject to the terms and conditions of Section 11.1:

(i)                                     If the Company at any time subdivides the outstanding Common Stock into a greater number of Shares, or combines its outstanding Common Stock into a lesser number of Shares, then the respective purchase prices for outstanding Awards that provide for a Participant purchase and the number of Shares covered by outstanding Awards will be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants.

(ii)                                  Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the terms and conditions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property to be issued under Awards, or (C) the purchase price thereof, will be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)                               If any change in the capital structure of the Company occurs other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee may adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)                              Fractional Shares resulting from any adjustment in Awards under Section 4.2(a) or this Section 4.2(b) will be aggregated until, and eliminated at, the time of exercise or payment by rounding down to the nearest whole number. No cash settlements will be required with respect to fractional Shares eliminated by rounding. Notice of any adjustment will be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of the Plan.

4.3                               Minimum Purchase Price. Notwithstanding any other term or condition of the Plan, if authorized but previously unissued Shares are issued under the Plan, such Shares may not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY

5.1                               General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan will be determined by the Committee.

5.2                               ISOs. Notwithstanding Section 5.1, only Eligible Employees of the Company, its Subsidiaries, and its Parent (if any) are eligible to be granted ISOs.

5.3                               General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, respectively.

ARTICLE VI
STOCK OPTIONS

6.1                               Stock Options. Stock Options may be granted alone or in addition to other Awards. Each Stock Option will be of one of two types: (a) an ISO or (b) a Nonstatutory Stock Option.

6.2                               Grants. The Committee will have the authority to grant to any Eligible Employee one or more ISOs, Nonstatutory Stock Options, or both types of Stock Options. The Committee will have the authority to grant any Consultant or Non-Employee Director one or more Nonstatutory Stock Options. To the extent that any Stock Option does not qualify as an ISO (whether because of its terms and conditions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify will constitute a separate Nonstatutory Stock Option.

6.3                               ISOs. Notwithstanding any other term or condition of the Plan, no term or condition of the Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the Participants affected, to disqualify any ISO under Code Section 422.

6.4                               Terms and Conditions of Stock Options. Stock Options will be subject to terms and conditions, not inconsistent with the terms and conditions of the Plan, determined from time to time by the Committee, and the following:

(a)         Purchase Price. The purchase price per Share subject to a Stock Option will be determined by the Committee at the time of grant, provided that the per Share purchase price of a Stock Option may not be less than 100% (or, in the case of an ISO granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the grant date.

(b)         Stock Option Term. The term of each Stock Option will be fixed by the Committee, provided that no Stock Option may be exercisable more than ten years after the date the Stock Option is granted; and provided further that the term of an ISO granted to a Ten Percent Stockholder may not exceed five years.

(c)          Exercisability. Unless otherwise determined by the Committee in accordance with this Section 6.4, Stock Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any Stock Option is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after the time of grant in whole or in part.

(d)         Method of Exercise. Subject to whatever installment exercise and waiting period terms and conditions that may apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft, or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iii) having the Company withhold Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date; or (iv) on such other terms and conditions that may be acceptable to the Committee. No Shares will be issued under the Plan until payment for those Shares has been made or provided for in accordance with the terms and conditions of the Plan.

(e)          Non-Transferability of Stock Options. No Stock Option will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the Participant’s lifetime, only by the Participant, except that the Committee may determine at the time of grant or thereafter that a Nonstatutory Stock Option that is otherwise not Transferable under this Section 6.4(e) is Transferable to a Family Member in whole or in part on terms and conditions that are specified by the Committee. A Nonstatutory Stock Option that is Transferred to a Family Member under the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms and conditions of the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Nonstatutory Stock Option by a permissible transferee of a Nonstatutory Stock Option or a permissible transferee under a Transfer after the exercise of the Nonstatutory Stock Option will be subject to the terms and conditions of the Plan and the applicable Award Agreement.

(f)           Separation from Service by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Separation from Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant will thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)          Involuntary Separation from Service without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is initiated by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of ninety days from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

(h)         Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is voluntary (other than a voluntary Separation from Service described in Section 6.4(i)(y)), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of ninety days from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

(i)             Separation from Service for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service (x) is for Cause or (y) is a voluntary Separation from Service (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Separation from Service for Cause, all Stock Options, whether vested or not vested, that are held by such Participant will terminate and expire as of the date of such Separation from Service.

(j)            Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Separation from Service for any reason will terminate and expire as of the date of such Separation from Service.

(k)         ISO Terms and Conditions. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary, or any Parent exceeds $100,000, such Stock Options will be treated as Nonstatutory Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or any Parent at all times from the time an ISO is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option will be treated as a Nonstatutory Stock Option. Should any term or condition of the Plan not be necessary in order for the Stock Options to qualify as ISOs, or should any additional terms and conditions be required, the Committee may amend the Plan accordingly.

(l)             Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions of the Plan, Stock Options will be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend, or renew outstanding Stock Options (provided that the rights of a Participant are not reduced without such Participant’s consent; and provided further that such action does not subject the Stock Options to Section 409A without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding any other term or condition of the Plan, except in connection with a corporate transaction involving the Company in accordance with Section 4.2, the repricing of Options (and Stock Appreciation Rights) is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (x) changing an Option or a Stock Appreciation Right to lower its purchase price; (y) any other action that is treated as a “repricing” under GAAP; and (z) repurchasing for cash or canceling an Option or a Stock Appreciation Right at a time when its purchase price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (z) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.

(m)     Early Exercise. The Committee may provide that a Stock Option include a term or condition whereby the Participant may elect at any time before the Participant’s Separation from Service to exercise the Stock Option as to any part or all of the Shares subject to the Stock Option prior to the full vesting of the Stock Option and such Shares will be subject to the terms and conditions of Article VIII and be treated as Restricted Shares. Unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee may determine.

(n)         Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Nonstatutory Stock Option on a cashless basis on the last day of the term of such Stock Option if the Participant has failed to exercise the Nonstatutory Stock Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Nonstatutory Stock Option exceeds the purchase price of such Nonstatutory Stock Option on the date of expiration of such Stock Option, subject to Section 14.5.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1                               Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”). In the case of a Nonstatutory Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of the grant of the Reference Stock Option. In the case of an ISO, Tandem Stock Appreciation Rights may be granted only at the time of the grant of the Reference Stock Option.

7.2                               Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be subject to terms and conditions, not inconsistent with the terms and conditions of the Plan, determined from time to time by the Committee, and the following:

(a)         Purchase Price. The purchase price per Share subject to a Tandem Stock Appreciation Right will be determined by the Committee at the time of grant, provided that the per Share purchase price of a Tandem Stock Appreciation Right may not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)         Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option will terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, provided that, unless otherwise determined by the Committee at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by the Reference Stock Option will not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of Shares covered by the Tandem Stock Appreciation Right to exceed the number of Shares remaining available and unexercised under the Reference Stock Option.

(c)          Exercisability. Tandem Stock Appreciation Rights will be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate will be exercisable in accordance with the terms and conditions of Article VI, and will be subject to the terms and conditions of Section 6.4(c).

(d)         Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant will be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, will no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)          Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant will be entitled to receive up to, but no more than, an amount in cash or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one Share over the Stock Option purchase price per Share specified in the Reference Stock Option agreement multiplied by the number of Shares in respect of which the Tandem Stock Appreciation Right is exercised, with the Committee having the right to determine the form of payment.

(f)           Non-Transferability. Tandem Stock Appreciation Rights will be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e).

7.3                               Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options.

7.4                               Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights will be subject to terms and conditions, not inconsistent with the terms and conditions of the Plan, determined from time to time by the Committee, and the following:

(a)         Purchase Price. The purchase price per Share subject to a Non-Tandem Stock Appreciation Right will be determined by the Committee at the time of grant, provided that the per Share purchase price of a Non-Tandem Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)         Term. The term of each Non-Tandem Stock Appreciation Right will be fixed by the Committee, but may not be greater than ten years after the date the right is granted.

(c)          Exercisability. Unless otherwise determined by the Committee in accordance with the terms and conditions of this Section 7.4, Non-Tandem Stock Appreciation Rights will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any such right is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after grant in whole or in part.

(d)         Method of Exercise. Subject to whatever installment exercise and waiting period terms and conditions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award

Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)          Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant will be entitled to receive, for each right exercised, up to, but no more than, an amount in cash or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one Share on the date that the right is exercised over the Fair Market Value of one Share on the date that the right was awarded to the Participant.

(f)           Separation from Service. Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the terms and conditions of the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Separation from Service on the same basis as Stock Options would be exercisable following a Participant’s Separation from Service in accordance with the terms and conditions of Sections 6.4(f) through 6.4(j).

(g)          Non-Transferability. No Non-Tandem Stock Appreciation Rights will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the Participant’s lifetime, only by the Participant.

7.5                               Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of the Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Stock Appreciation Right exceeds the purchase price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.5.

ARTICLE VIII
RESTRICTED SHARES

8.1                               Restricted Shares. Restricted Shares may be issued either alone or in addition to other Awards. The Committee will determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards will be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2                               Awards and Certificates. Participants selected to receive Restricted Shares will not have any right with respect to the Award, unless and until the Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of the Award. Further, such Award will be subject to the following terms and conditions:

(a)         Purchase Price. The purchase price of Restricted Shares will be fixed by the Committee. Subject to Section 4.3, the purchase price for Restricted Shares may be zero to the extent permitted by applicable law, and, to the extent required by applicable law, such purchase price may not be less than par value.

(b)         Acceptance. Awards of Restricted Shares must be accepted within a period of sixty days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)          Legend. Each Participant receiving Restricted Shares will be issued a stock certificate in respect of the Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate will be registered in the name of the Participant, and will, in addition to any legends required by applicable securities laws, bear an appropriate legend referring to the terms and conditions applicable to the Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the restricted shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ping Identity Holding Corp. (the “Company”) Omnibus Incentive Plan (the “Plan”) and an award agreement entered into between the registered owner and the Company dated            (the “Agreement”). Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)         Custody. If stock certificates are issued in respect of Restricted Shares, the Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant must deliver a duly signed stock power or other instruments of assignment, each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event that such Award is forfeited in whole or part.

8.3                               Terms and Conditions. Restricted Shares will be subject to terms and conditions, not inconsistent with the terms and conditions of the Plan, determined from time to time by the Committee, and the following:

(a)         Restriction Period. The Participant is not permitted to Transfer Restricted Shares during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement, and such agreement will set forth a vesting schedule and any event that would accelerate vesting of the Restricted Shares. Within these limits, based on service, attainment of Performance Goals, or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Shares and waive the deferral terms and conditions for all or any part of any Restricted Shares.

(b)         Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee, the Participant will have, with respect to Restricted Shares, all of the rights of a Stockholder, including the right to receive dividends, the right to vote such Restricted Shares, and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender those Shares. The Committee may determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)          Separation from Service. Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable terms and conditions of the Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the relevant Restriction Period, all Restricted Shares will be forfeited.

(d)         Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, the certificates for such Shares will be delivered to the Participant. All legends will be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other terms and conditions imposed by the Committee.

ARTICLE IX
PERFORMANCE AWARDS

9.1                               Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in Restricted Shares, such Shares will be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such Shares), as determined by the Committee. Each Performance Award will be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. The Committee will condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established under Section 9.2(c).

9.2                               Terms and Conditions. Performance Awards will be subject to terms and conditions, not inconsistent with the terms and conditions of the Plan, determined from time to time by the Committee, and the following:

(a)         Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee will determine the extent to which the Performance Goals established under Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b)         Non-Transferability. Subject to the applicable terms and conditions of the Award Agreement and the Plan, Performance Awards may not be Transferred.

(c)          Objective Performance Goals, Formulae or Standards. The Committee will establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate terms and conditions for disregarding (or adjusting for) changes in accounting methods, corporate transactions, and other similar type events or circumstances.

(d)         Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant.

(e)          Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company will settle Performance Awards, in such form as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing sentence, the Committee may award an amount less than the earned Performance Awards and subject the payment of all or part of any Performance Award to additional vesting, forfeiture, and deferral terms and conditions.

(f)           Separation from Service. Subject to the applicable terms and conditions of the Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the Performance Period for a Performance Award, the Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g)          Accelerated Vesting. Based on service, performance, and any other factors or criteria the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1                        Other Share-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to terms or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units (RSUs), and Awards valued by reference to book value of Shares. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards.

Subject to the terms and conditions of the Plan, the Committee has the authority to determine the Eligible Individuals to whom, and the time or times at which, Other Share-Based Awards will be granted, the number of Shares to be granted under such Awards, and all other terms and conditions of the Awards.

10.2                        Terms and Conditions. Other Share-Based Awards will be subject to terms and conditions, not inconsistent with the terms and conditions of the Plan, determined from time to time by the Committee, and the following:

(a)         Non-Transferability. Subject to the applicable terms and conditions of the Award Agreement and the Plan, Shares subject to Other Share-Based Awards may not be Transferred prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(b)         Dividends. Unless otherwise determined by the Committee at the time of grant, subject to the terms and conditions of the Award Agreement and the Plan, the recipient of an Other Share-Based Award will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of Shares covered by the Award.

(c)          Vesting. All Other Share-Based Awards and any Shares covered by those awards will vest or be forfeited to the extent so provided in the Award Agreement.

(d)         Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased under a purchase right awarded under this Article X will be priced, as determined by the Committee.

10.3                        Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in amounts, on terms and conditions, and for consideration, including no consideration or such minimum consideration as may be required by applicable law, as the Committee may determine. Other Cash-Based Awards may be granted subject to the satisfaction of vesting terms and conditions or may be awarded purely as a bonus and not subject to terms and conditions, and if subject to vesting terms and conditions, the Committee may accelerate the vesting of such Awards at any time.

ARTICLE XI
CHANGE IN CONTROL TERMS AND CONDITIONS

11.1                        Benefits. In the event of a Change in Control (as defined below), and except as otherwise determined by the Committee in an Award Agreement, a Participant’s unvested Awards will not vest automatically and will be treated in accordance with one or more of the following methods as determined by the Committee:

(a)         Awards, whether or not then vested, will be continued, assumed, or have new rights substituted therefor, as determined by the Committee, and restrictions to which Restricted Shares or any other Award granted prior to the Change in Control are subject will not lapse upon the Change in Control and the Restricted Shares or other Awards will, as determined by the Committee, receive the same distribution as other Common Stock on terms and conditions determined by the Committee, provided that the Committee may decide to award additional Restricted Shares or other Awards in lieu of any cash distribution. Notwithstanding any other term or condition of the Plan, for purposes of ISOs, any assumed or substituted Stock Option will comply with the requirements of Treasury Regulation Section 1.424-1.

(b)         The Committee may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the Shares covered by such Awards, over the aggregate purchase price of such Awards. For purposes of the Plan, “Change in Control Price” means the highest price per Share paid in any transaction related to a Change in Control.

(c)          The Committee may terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, and other Other Share-Based Awards that provide for a Participant-elected exercise, effective as of the Change in Control, by delivering notice of termination to each Participant at least twenty days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each affected Participant will have the right to exercise in full all of the Participant’s Awards that are then outstanding (without regard to any terms and conditions on exercisability otherwise contained in the Award Agreements), but any such exercise will be contingent on the occurrence of the Change in Control, and provided that if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void.

(d)         The Committee may make any other determination as to the treatment of Awards in connection with a Change in Control. The treatment of Awards need not be the same for all Participants. Any escrow, holdback, earnout, or similar terms and conditions in the definitive agreements relating to the Change in Control may apply to any payment to the holders of Awards to the same extent and in the same manner as such terms and conditions apply to the holders of Shares.

11.2                        Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” means:

(a)         any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Stockholders in substantially the same proportions as their ownership of Common Stock), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)         during any period of twenty-four consecutive calendar months, individuals who were directors serving on the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case other than the Board;

(c)          consummation of a reorganization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d)         a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing terms and conditions of this definition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A, an event will not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in control event” within the meaning of Section 409A.

11.3                        Initial Public Offering not a Change in Control. Notwithstanding the foregoing terms and conditions of the definition of Change in Control, the occurrence of the Registration Date or any change in the composition of the Board within one year following the Registration Date will not be considered a Change in Control.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other term or condition of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the terms and conditions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Plan, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be substantially impaired without the consent of the Participant, and provided, further that without the approval of the Stockholders, no amendment may be made that would (i) increase the Share Reserve (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards; (iii) decrease the minimum purchase price of any Stock Option or Stock Appreciation Right; (iv) extend the maximum exercise period under Section 6.4; (v) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher purchase price than the replacement award; or (vi) require Stockholder approval under Code Section 422. In no event may the Plan be amended without the approval of the Stockholders in accordance with the applicable laws of the State of Delaware to increase the aggregate number of Shares that may be issued under the Plan, decrease the minimum purchase price of any Award, or to make any other amendment that would require Stockholder under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding any other term or condition of the Plan, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law. The Committee may amend the terms and conditions of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided in the Plan, no such amendment or other action by the Committee may substantially impair the rights of any holder without the holder’s consent.

ARTICLE XIII
UNFUNDED STATUS OF PLAN; NO SEGREGATION OF ASSETS

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing in the Plan gives any Participant any right that is greater than the rights of a general unsecured creditor of the Company. The grant of an Award will not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation under any Award.

ARTICLE XIV
GENERAL TERMS AND CONDITIONS

14.1                        Legend. The Committee may require each person receiving Shares under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2                        Book Entry. Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of Share certificates through the use of another system, such as book entry.

14.3                        Other Plans. Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.4                        No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award gives any Person any right with respect to continuance of employment, consultancy, or directorship by the Company or any Affiliate, nor does the Plan or the grant of any Award cause any limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.

14.5                        Withholding for Taxes. The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (a) with respect to the vesting of or other lapse of restrictions applicable to an Award, (b) upon the issuance of any Shares upon the exercise of an Option or Stock Appreciation Right, or (c) otherwise due in connection with an Award. At the time the tax obligation becomes due, the Participant must pay to the Company or the Affiliate, as the case may be, any amount that the Company or Affiliate determines to be necessary to satisfy the tax obligation. The Company or the Affiliate, as the case may be, may require or permit the Participant to satisfy the tax obligation, in whole or in part, (i) by causing the Company or Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such tax obligation or (ii) by delivering to the Company or Affiliate Shares already owned by the Participant. The Shares so delivered or withheld must have an aggregate Fair Market Value equal to the tax obligation. The Fair Market Value of the Shares used to satisfy the tax obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Participant may satisfy his or her tax obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Any fraction of a Share required to satisfy tax obligations will be disregarded and the amount due must be paid instead in cash by the Participant.

14.6                        No Assignment of Benefits. No Award or other benefit payable under the Plan may, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit will be void, and any such benefit will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Person who will be entitled to such benefit, nor will it be subject to attachment or legal process for or against such Person.

14.7                        Listing and Other Terms and Conditions.

(a)         Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares under an Award will be conditioned upon such Shares being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Stock Option or other Award with respect to such Shares will be suspended until such listing has been effected.

(b)         If at any time counsel to the Company is of the opinion that any sale or delivery of Shares under an Award is or may be unlawful or result in the imposition of excise taxes on the Company, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Stock Option or other Award will be suspended until, in the opinion of said counsel, such sale or delivery would be lawful or would not result in the imposition of excise taxes on the Company.

(c)          Upon termination of any period of suspension under this Section 14.7, any Award affected by such suspension which has not expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.

(d)         A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, and approval the Company determines necessary or appropriate.

14.8                        Stockholders Agreement and Other Requirements. Notwithstanding any other term or condition of the Plan, as a condition to the receipt of Shares under an Award, to the extent required by the Committee, the Participant must execute and deliver a Stockholder’s agreement and such other documentation that sets forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms and conditions as the Committee may from time to time establish. The Company may require, as a condition of exercise, the Participant to become a party to any other existing Stockholder agreement (or other agreement).

14.9                        Governing Law. The Plan and actions taken in connection with the Plan will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.10                 Jurisdiction; Waiver of Jury Trial. Any suit, action, or proceeding with respect to the Plan or any Award or Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of the Plan or any Award or Award Agreement, will be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Company and each Participant irrevocably and unconditionally (a) submits in any proceeding relating to the Plan or any Award or Award Agreement, or for the recognition and enforcement of any judgment in respect of the Plan or any Award or Award Agreement (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any Proceeding will be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consents that any Proceeding may and will be brought in such courts and waives any objection that the Company or the Participant may have at any time after the Effective Date to the venue or jurisdiction of any Proceeding in any such court or that the Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort, or otherwise) arising out of or relating to the Plan or any Award or Award Agreement, (d) agrees that service of process in any Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agrees that nothing in the Plan will affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.11                 Other Benefits. No Award will be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate or affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12                 Costs. The Company will bear all expenses associated with administering the Plan, including expenses of issuing Common Stock under Awards.

14.13                 No Right to Same Benefits. The terms and conditions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same in subsequent years (if granted at all).

14.14                 Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15                 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16                 Section 409A. The Plan is intended to comply with the applicable requirements of Section 409A and will be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it will be paid in a manner that complies with Section 409A. Notwithstanding any other provision of the Plan, any Plan provision that is inconsistent with Section 409A will be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply, such provision will be null and void. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company. Notwithstanding any other provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) will be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. All installment payments under the Plan will be deemed separate payments for purposes of Section 409A.

14.17                 California Participants. The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (a) the terms and conditions of any Options and Stock Appreciation Rights, to the extent vested and exercisable upon a Participant’s Separation from Service, will include any minimum exercise periods following Separation from Service required by Section 25102(o) and (b) any repurchase right of the Company or any Affiliate will include a minimum ninety-day notice requirement. Any Plan term that is inconsistent with Section 25102(o) will, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).

14.18                 Successor and Assigns. The Plan will be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate.

14.19                 Severability of Terms and Conditions. If any term or condition of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other term or condition of the Plan, and the Plan will be construed and enforced as if such term or condition had not been included.

14.20                 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person, or other Person incapable of receipt thereof will be considered paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment will fully discharge the Committee, the Board, the Company, all Affiliates, and their employees, agents, and representatives with respect thereto.

14.21                 Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant must irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter may specify (the “Lock-Up Period”). Each Participant must sign such documents as may be requested by the Lead Underwriter to effect the foregoing. The Company may impose stop-transfer instructions with respect to Common Stock acquired under an Award until the end of such Lock-Up Period.

14.22                 Separation from Service for Cause; Clawbacks; Detrimental Conduct.

(a)                                 Separation from Service for Cause. The Company may annul an Award if the Participant incurs a Separation from Service for Cause.

(b)                                 Clawbacks. All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

(c)                                  Detrimental Conduct. Except as otherwise determined by the Committee, notwithstanding any other term or condition of the Plan, if a Participant engages in Detrimental Conduct, whether during the Participant’s service or after the Participant’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, state law, or otherwise, the Participant must forfeit or pay to the Company the following:

(i)                                     any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(ii)                                  any cash or Shares received by the Participant in connection with the Plan within the thirty-six-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct; and

(iii)                               the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant under the Plan within the thirty-six-month period immediately before the date the Company determines the Participant has engaged in Detrimental Conduct.

14.23                 Data Protection. A Participant’s acceptance of an Award will be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

14.24                 Plan Construction. In the Plan, unless otherwise stated, the following uses apply:

(a)                                 references to a statute or law refer to the statute or law and any amendments and supplements thereto and any successor statutes or laws, and to all valid and binding rules and regulations promulgated thereunder, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended or supplemented, or their successors, as in effect at the relevant time;

(b)                                 in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”;

(c)                                  indications of time of day will be based upon the time applicable to the location of the principal headquarters of the Company;

(d)                                 the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively;

(e)                                  all references to articles, sections, and exhibits are to articles, sections, and exhibits in or to the Plan;

(f)                                   all words used will be construed to be of such gender or number as the circumstances and context require;

(g)                                  the captions and headings of articles, sections, and exhibits have been inserted solely for convenience of reference and will not be considered a part of the Plan, nor will any of them affect the meaning or interpretation of the Plan;

(h)                                 any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, will mean the agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and

(i)                                     all accounting terms not specifically defined will be construed in accordance with GAAP.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of Performance Awards will be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance criteria:

•                  earnings per share;

•                  operating income;

•                  gross income;

•                  net income (before or after taxes);

•                  cash flow;

•                  gross profit;

•                  gross profit return on investment;

•                  gross margin return on investment;

•                  gross margin;

•                  operating margin;

•                  working capital;

•                  earnings before interest and taxes;

•                  earnings before interest, tax, depreciation, and amortization;

•                  adjusted earnings before interest, tax, depreciation, and amortization;

•                  return on equity;

•                  return on assets;

•                  return on capital;

•                  return on invested capital;

•                  net revenues;

•                  gross revenues;

•                  net recurring revenues;

•                  revenue growth;

•                  annual recurring revenues;

•                  recurring revenues;

•                  license revenues;

•                  sales or market share;

•                  total shareholder return;

•                  economic value added;

•                  specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Committee;

•                  the fair market value of a Share;

•                  the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

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•                  reduction in operating expenses;

•                  cash earnings per share;

•                  adjusted net income;

•                  adjusted net income per share;

•                  volume/volume growth;

•                  in year volume;

•                  merchant account production;

•                  distribution partner account production;

•                  new merchant locations;

•                  new merchant locations using a particular product;

•                  calculated attrition;

•                  product revenue;

•                  goals based on product performance;

•                  annual cash adjusted earnings per share growth;

•                  annual stock price growth;

•                  diluted earnings per share;

•                  total shareholder return positioning within a comparator group; or

•                  adjusted cash net income per share.

The Committee may exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be excluded or adjusted, including:

(a)         restructurings, discontinued operations, extraordinary items and events, and other unusual and non-recurring charges;

(b)         an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c)          a change in tax law or accounting standards.

Performance Goals may also be based upon individual Participant Performance Goals, as determined by the Committee.

In addition, Performance Goals may be based upon the attainment of specified levels of Company (or Affiliate, division, other operational unit, administrative department, or product category) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also:

(a)         designate additional business criteria on which the Performance Goals may be based; and

(b)         adjust, modify, or amend the aforementioned business criteria.

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